UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Ferro Corporation

(Exact name of registrant as specified in its charter)

OH	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, OH	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 11, 2021 (the “Merger Agreement”), by and among Ferro Corporation, an Ohio corporation (the “Company”), PMHC II Inc., a Delaware corporation (“Parent”), and PMHC Fortune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On April 21, 2022, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

In connection with the completion of the Merger, on April 21, 2022, all outstanding obligations in respect of principal, interest and fees under the Credit Agreement, dated as of February 14, 2017 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among the Company, as borrower, the lenders party thereto, PNC Bank, National Association, as the administrative agent, collateral agent and a letter of credit issuer, Deutsche Bank AG New York Branch, as the syndication agent and as a letter of credit issuer, and the various financial institutions and other persons from time to time party thereto, were repaid and all commitments under the Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger on April 21, 2022 (the “Effective Time”), each outstanding share of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) (other than Company Common Stock (i) owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent and owned by the Company or any wholly owned subsidiary of the Company, including Company Common Stock held in treasury by the Company, and in each case not held on behalf of third parties (the “Cancelled Shares”), (ii) owned by stockholders who have not voted in favor of the Merger and who are entitled to and have properly demanded and not withdrawn or lost the right to demand, appraisal rights pursuant to Sections 1701.84 and 1701.85 of the General Corporation Law of the State of Ohio (the “Dissenting Shares”) or (iii) subject to vesting restrictions (the “Restricted Stock”)) was automatically converted into the right to receive $22.00 per share in cash, without interest (the “Merger Consideration”). The Merger Consideration was funded with funds available to Parent under (i) its equity commitment letter, dated as of May 11, 2021, by and among Parent, American Securities Partners VII, L.P., American Securities Partners VII(B), L.P. and American Securities Partners VII(C), L.P., (ii) the Credit Agreement, dated as of April 21, 2022 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among ASP Prince Intermediate Holdings, Inc., a Delaware corporation, as initial holdings, Parent, as the borrower, the lenders from time to time party thereto, the issuing banks from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent for the lenders thereunder and collateral agent for the secured parties thereunder and as an issuing bank, and (iii) the Indenture, dated as of February 11, 2022, as supplemented by the First Supplemental Indenture, dated as of April 21, 2022, by and among Parent, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each outstanding stock option of the Company (an “Option”) vested and was cancelled and converted into the right to receive (without interest) an amount in cash equal to the excess, if any, of the Merger Consideration over such stock option’s exercise price, less applicable taxes required to be withheld with respect to such payment (with outstanding stock options whose exercise price is equal to or greater than the Merger Consideration cancelled for no consideration or payment) (the “Option Consideration”), (ii) each outstanding share of Restricted Stock, restricted share unit of the Company (other than a performance-based share unit (any such arrangement, a “PSU”)), deferred share unit, phantom share unit or similar stock right of the Company (each such arrangement, other than any PSU, a “Share Unit”) became vested and was cancelled and the holder of each such Share Unit became entitled to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to such Share Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment (the “Share Unit Consideration”) and (iii) each outstanding PSU of the Company became vested and was cancelled and the holder of each such PSU became entitled to receive (without interest) an amount in cash equal to (x) the number of shares of Company Common Stock subject to such PSU immediately prior to the Effective Time, calculated based on the greater of (A) actual performance achieved in accordance with the terms of such PSU and the Merger Agreement and (B) target level performance over the entire performance period, multiplied by (y) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment (the “PSU Consideration”).

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on May 11, 2021, and is incorporated into this item by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2022, in connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE and (ii) file a notification of removal from listing on Form 25 with the SEC to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NYSE will halt trading in the Company Common Stock effective prior to market open on April 22, 2022. After effectiveness of the Form 25 on or about May 2, 2022, the Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement, at the Effective Time, the holders of Company Common Stock outstanding immediately before the Merger (other than the Cancelled Shares, the Dissenting Shares and the Restricted Stock) ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration). Pursuant to the Merger Agreement, immediately prior to the Effective Time, the holders of Options, Share Units and PSUs ceased to have any rights as stockholders of the Company (other than the right to receive the Option Consideration, the Share Unit Consideration and the PSU Consideration, respectively).

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the directors of the Company in office immediately prior to the Effective Time, namely Peter T. Thomas, David A. Lorber, Marran Ogilvie, Andrew M. Ross, Allen A. Spizzo and Ronald P. Vargo, voluntarily resigned from the Board of Directors of the Company (the “Board”) and the committees of the Board on which they served, if any.

Also at the Effective Time, the following individuals became the directors of the Company: Glenn Fish, Mark Whitney and Imelda Laborde.

Immediately following the Effective Time, the executive officers of the Company ceased to serve in their respective roles as officers of the Company and the following individuals became the officers of the Company: Michael Wilson

(President and Chief Executive Officer), Glenn Fish (Executive Vice President and Chief Financial Officer), Mark Whitney (Senior Vice President, General Counsel and Secretary), Imelda Torres-Laborde (Senior Vice President, Human Resources), Suresh Rao (Senior Vice President, Information Technology) and Andrew Henke (Vice President).

Item 8.01	Other Events.

On April 21, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 11, 2021, by and among Ferro Corporation, PMHC II Inc. and PMHC Fortune Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ferro Corporation on May 11, 2021)

99.1	Press Release of Ferro Corporation, dated April 21, 2022

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERRO CORPORATION

April 21, 2022	By:	/s/ Mark H. Duesenberg
	Name:	Mark H. Duesenberg
	Title:	Vice President, General Counsel and Secretary